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                                                                   Exhibit 10.7

                                AMENDMENT NO. 1
                                      TO
                        EXECUTIVE EMPLOYMENT AGREEMENT

                                CAROL A. BURKE
                 EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                  BOARD OF TRADE OF THE CITY OF CHICAGO, INC.

                THIS AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT (this "Amendment"), dated as of February 28, 2001, is between the Board of Trade of the City of Chicago, Inc., a Delaware corporation and successor by merger to Board of Trade of the City of Chicago, an Illinois corporation (the "Company"), and Carol A. Burke ("Executive"). Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Agreement (as defined below).

                WHEREAS, the Executive is currently serving as Executive Vice President and General Counsel of the Company;

                WHEREAS, the Executive and the Company are parties to that certain Executive Employment Agreement, dated as of May 18, 1999 (the "Agreement"), which sets forth the terms and conditions of the Company's employment of the Executive as the Company's Executive Vice President and General Counsel, including, among other things, the term of Executive's exclusive employment with the Company; and

                WHEREAS, the parties hereto desire to make certain changes to the terms and provisions of the Agreement.

                NOW, THEREFORE, in consideration of the foregoing and of the agreements and covenants contained herein, the parties hereto hereby agree as follows:

                1.      Amendments.  The Agreement is hereby amended as follows:

                (a) Section 1.01 of the Agreement is hereby amended by deleting the first two (2) sentences of Section 1.01 in their entirety and replacing them with the following:

                "The Company hereby employs the Executive as its Executive Vice President and General Counsel, and the Executive shall remain in such position while employed by the Company for a term commencing on May 18, 1999 and ending on May 18, 2002 (the "Term End Date"); provided that, for each calendar month following May 18, 2001 that the Executive fulfills all of her obligations under, and does not violate any of the terms and provisions of, this Executive Employment Agreement, as amended, during such month (each such month, an "Extension Period
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                "), the Term End Date shall be extended for one calendar month;
                provided further, that the Company or Executive may give notice to the other party at any time during any Extension Period that it does not wish to further extend the Term End Date, in which case, the Term End Date shall be the end of the twelfth calendar month following the Extension Period such notice is given (as extended or not, the "Employment Period")."

                (b) Section 2.01 of the Agreement is amended by deleting the clause immediately following the colon in the first sentence of Section 2.01 in its entirety and replacing it with the following:

                "Effective as of January 1, 2001 and during the remainder of the Employment Period, the Executive's minimum annual salary shall be Five Hundred Thousand Dollars ($500,000)."

                2.      Release by Executive.

                (a) Executive (for herself, her heirs, assigns or executors) releases and forever discharges the Company, any of its affiliates, and its and their directors, officers, agents and employees (the "Released Entities") from any and all claims, suits, demands, causes of action, contracts, covenants, obligations, debts, costs, expenses, attorneys' fees, liabilities of whatever kind or nature in law or equity, by statute or otherwise whether now known or unknown, vested or contingent, suspected or unsuspected, and whether or not concealed or hidden, which have existed or may have existed, or which do exist, through the date of this Amendment ("Claims"), of any kind, which relate in any way to Executive's employment with the Company.

                (b) In signing this Amendment, Executive acknowledges that she intends that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. Executive expressly consents that this Amendment shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. Executive acknowledges and agrees that this waiver is an essential and material term of this Amendment and without such waiver the Company would not have agreed to the benefits described in Section 1 hereof. Executive further agrees that in the event she brings her own Claim in which she seeks damages against the Company, or in the event she seeks to recover against the Company in any Claim brought by a governmental agency on her behalf, this Amendment shall serve as a complete defense to such Claims.

                                       2
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                3.       Miscellaneous.

                (a) Governing Law. This Amendment shall in all respects be governed by and construed in accordance with the Laws of the State of Illinois, without regard to its conflicts of law doctrine.

                (b) Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.

                (c) Assignment. This Amendment shall be binding upon and inure to the benefit of the successors and assigns of each party hereto, but no rights, obligations or liabilities hereunder shall be assignable by any party without the prior written consent of the other parties.

                (d) Headings. The headings in this Amendment are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Amendment.

                (e) Effect of Amendment. Except as provided in this Amendment, all provisions of the Agreement are affirmed in all respects and remain in full force and effect.

                                       3
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                IN WITNESS WHEREOF, the parties hereto have signed this
Amendment as of the day and year first above written.

                                          BOARD OF TRADE OF THE CITY
                                          OF CHICAGO, INC.


                                          By: /s/ Nickolas J. Neubauer
                                             -----------------------------------
                                          Name:   Nickolas J. Neubauer
                                          Title:  Chairman of the Board



                                             /s/ Carol A. Burke
                                             -----------------------------------
                                             Carol A. Burke







WITNESS:


By:     /s/ Paul J. Draths
        -------------------------------
Name:   Paul J. Draths
Title:  Secretary